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                                    BYLAWS OF

                         CHAMPION HEALTHCARE CORPORATION

                               (THE "CORPORATION")


                                    ARTICLE I

                                     OFFICES

                 SECTION 1.1. OFFICES. The principal business office of the Corporation shall be at 14340 Torrey Chase Boulevard, Suite 320, Houston, Texas. The registered office of the Corporation shall be in the County of New Castle, State of Delaware. The Corporation may have such other offices within or without the State of Delaware as the Board of Directors may from time to time establish.


                                   ARTICLE II

                                  CAPITAL STOCK

                 SECTION 2.1. CERTIFICATE REPRESENTING SHARES. Shares of the classes of capital stock of the Corporation shall be represented by certificates in such form or forms as the Board of Directors may approve; provided that, such form or forms shall comply with all applicable requirements of law and of the Certificate of Incorporation. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary, of the Corporation and may be sealed with the seal of the Corporation or imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Corporation itself or an employee thereof, the signature of any or all of the foregoing officers of the Corporation may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Corporation may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and, issuance and delivery of such certificate by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Corporation.

                 SECTION 2.2. STOCK CERTIFICATE BOOK AND STOCKHOLDERS OF RECORD. The secretary of the Corporation shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer.

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The names and addresses of stockholders as they appear on the stock certificate book shall be the official list of stockholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

                 SECTION 2.3. STOCKHOLDER'S CHANGE OF NAME OR ADDRESS. Each stockholder shall promptly notify the secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the stockholder from that as it appears upon the official list of stockholders of record of the Corporation. The secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of stockholders of record.

                 SECTION 2.4. TRANSFER OF STOCK. The shares represented by any certificate of the Corporation are transferable only on the books of the Corporation by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

                 SECTION 2.5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

                 SECTION 2.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed; but, the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the Board may direct, in order to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                 SECTION 2.7. FRACTIONAL SHARES. Only whole shares of the stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the Certificate of Incorporation and these Bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

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                                   ARTICLE III

                                THE STOCKHOLDERS

                 SECTION 3.1. ANNUAL MEETING. The Annual Meeting of the Stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation, at 2:00 p.m. local time, on the second Friday of April of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or, at such other place and time as may be designated by the Board of Directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

                 SECTION 3.2. SPECIAL MEETINGS. Except as otherwise provided by law or by the Certificate of Incorporation, special meetings of the stockholders may be called by the chairman of the Board of Directors, the president, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of Section 3.3.

                 SECTION 3.3. NOTICE OF MEETINGS - WAIVER. Written or printed notice of each meeting of stockholders, stating the place, day and hour of any meeting and, in case of a special stockholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the president, the secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a stockholder of a written waiver of notice of any stockholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a person at a stockholders' meeting shall constitute a waiver of notice of such meeting except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided in Section 3.6, no notice of any adjournment of any meeting shall be required if the time and place thereof are announced at the meeting at which the adjournment is taken.

                 SECTION 3.4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date shall be as follows: the record date for determining stockholders entitled to

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notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when prior action by the Board of Directors is necessary shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                 SECTION 3.5. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held, shall be subject to lawful inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

                 SECTION 3.6. QUORUM AND OFFICERS. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders, but the stockholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new second date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                 SECTION 3.7. VOTING AT MEETINGS. Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the Certificate of Incorporation or the laws of the State of Delaware provide otherwise. Each outstanding share of preferred stock shall be entitled to vote, and shall have such rights, as may be set forth in the Corporation's Certificate of Incorporation, as amended, from time to time. On all questions other than the election of directors, the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon and represented in person or by proxy at a meeting at which a quorum is present shall be the act of

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the stockholders' meeting, unless the vote of a greater number is required by law or by the Certificate of Incorporation or these Bylaws. The Chairman of the Board shall preside at, and the secretary shall keep the records of, each meeting of stockholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these Bylaws or any person appointed by resolution duly adopted at the meeting. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

                 SECTION 3.8. PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                 SECTION 3.9. BALLOTING. All elections of directors shall be by written ballot. Upon the demand of any stockholder, the vote upon any other question before the meeting shall be by ballot. At each meeting, inspectors of election shall be appointed by the presiding officer of the meeting. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

                 SECTION 3.10. PROHIBITION OF CUMULATIVE VOTING FOR DIRECTORS. No stockholder shall have the right to cumulate his votes for the election of directors.

                 SECTION 3.11. RECORD OF STOCKHOLDERS. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                 SECTION 3.12. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

                 SECTION 4.1. MANAGEMENT AND CONTROL. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors; and, subject to any restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation. Provided, however, in accordance with Article IV, Paragraph 7 of the Corporation's Certificate of Incorporation, as amended, neither the Board of Directors nor the Corporation shall (A) without the affirmative consent or approval of the holders of shares representing at least 75% of the Series C Preferred Stock and Series BB Preferred Stock then outstanding, together voting as a class and 66 2/3% of the Series A Preferred Stock then outstanding, voting as a class (i) authorize the issuance of any new, or increase the authorized number of shares of any existing, class of capital stock of the Corporation (or any other series of Preferred Stock) which would be senior or superior as to dividends, redemption or upon liquidation to any of the Series C Preferred Stock , Series BB Preferred Stock or Series A Preferred Stock, or (ii) increase the number of shares of Preferred Stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with any of the Series C Preferred Stock or Series BB Preferred Stock as to dividends, redemption or upon liquidation, or (B) without the affirmative consent or approval of the holders of shares representing at least 90% of the Series C Preferred Stock and Series BB Preferred Stock then outstanding, together voting as a class, and 90% of the Series A Preferred Stock then outstanding, voting as a class (x) amend the voting powers, designations, preferences, or relative, participating, optional or other special rights or qualifications, limitations or restrictions in respect of the Series A Preferred Stock, Series BB Preferred Stock or Series C Preferred Stock ; (y) reissue any shares of Series C Preferred Stock, Series BB Preferred Stock or Series A Preferred Stock that have been redeemed or repurchased; or (z) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the by-laws that would materially adversely affect the rights of holders of Series A Preferred Stock, Series BB Preferred Stock or Series C Preferred Stock, or (C) without the affirmative consent or approval of the holders of shares representing at least 75% of the Series D Preferred Stock then outstanding, (i) authorize the issuance of any new, or increase the authorized number of shares of any existing, class of capital stock of the Corporation (or any other series of Preferred stock) which would be senior or superior as to dividends, redemption or upon liquidation to the Series D Preferred Stock, or (ii) increase the number of shares of Preferred Stock authorized in the Certificate of Incorporation or create any other class of stock (or any other series of Preferred Stock) ranking on a parity with the Series D Preferred Stock as to dividends, redemption or upon liquidation, or (D) without the affirmative consent or approval of the holders of shares representing at least 90% of the Series D Preferred Stock then outstanding (x) amend the voting powers, designations, preferences, or relative, participating, optional or other special rights or qualifications, limitations or restrictions in respect of the Series D Preferred Stock, or (y) reissue any shares of Series D Preferred Stock that have been redeemed or repurchased, or
(z) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the by-laws that would materially adversely affect the rights of the holders of Series D Preferred Stock.

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                 SECTION 4.2. NUMBER, QUALIFICATIONS AND TERM. The Board of
Directors may consist of eleven (11) members. Such number may be increased or decreased by amendment of these Bylaws and the Certificate of Incorporation, including without limitation Article IV, Paragraph 6, provided that no decrease shall effect a shortening of the term of any incumbent director. Directors need not be residents of Delaware or stockholders of the Corporation absent provision to the contrary in the Certificate of Incorporation or laws of the State of Delaware. Except as otherwise provided in Section 4.3 of these Bylaws, each position on the Board of Directors shall be filled by election at the annual meeting of stockholders. Any such election shall be conducted in accordance with
Section 3.10 of these Bylaws. Each person elected a director shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with Section 4.3 of these Bylaws.

                 SECTION 4.3. REMOVAL. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, any director or the entire Board of Directors may be removed from office, with or without cause, at any special meeting of stockholders by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the stockholders present in person or by proxy and entitled to vote.

                 SECTION 4.4. VACANCIES. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the remaining directors, even if such remaining directors comprise less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect directors under specified circumstances, if any, any position on the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by the vote of a majority of the directors, election at an annual meeting of the stockholders, or at a special meeting of stockholders duly called for such purpose.

                 SECTION 4.5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held no less frequently than quarterly, one of which shall be held immediately following each annual meeting of stockholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. No notice of any kind of such regular meetings need be given to either old or new members of the Board of Directors.

                 SECTION 4.6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at any time by call of the Chairman of the Board, the president, or more than 50% of the members of the Board of Directors. The secretary shall give notice of each special meeting to each

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director at his usual business or residence address by mail at least three days before the meeting or by telegraph or telephone at least one day before such meeting. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                 SECTION 4.7. QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the Certificate of Incorporation or by these Bylaws.

                 SECTION 4.8. PROCEDURE AT MEETINGS. The Board of Directors, at each regular meeting held immediately following the annual meeting of stockholders, shall appoint one of their member as Chairman of the Board of Directors. The Chairman of the Board shall preside at meetings of the Board. In his absence at any meeting, any officer authorized by these Bylaws or any member of the Board selected by the members present shall preside. The secretary of the Corporation shall act as secretary at all meetings of the Board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the Board may from time to time determine.

                 SECTION 4.9. PRESUMPTION OF ASSENT. Any director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                 SECTION 4.10. ACTION WITHOUT A MEETING. Any action required by statute or permitted to be taken at a meeting of the directors of the Corporation, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors or all committee members as the case may be, and such consent shall have the same force and effect as a unanimous vote of the directors or the committee. Such signed consent, or a signed copy thereof, shall be filed with the minutes of the proceedings of the Board or committee.

                 SECTION 4.11. COMPENSATION. Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special

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meeting of the Board of Directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following Section 4.12 or at any other committee meeting of directors, if any, to which such director may be elected in accordance with Section 4.13; but, nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                 SECTION 4.12. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate an executive committee, which committee shall consist of two or more of the directors of the Corporation. Such executive committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may by resolution duly delegate to it except as prohibited by law, provided that the executive committee may not take the following actions: (i) issue stock; (ii) liquidate or vote to dissolve the Corporation; (iii) terminate the Corporation's Employment Agreements with Charles R. Miller or James G. VanDevender; (iv) declare a dividend or other distribution of assets; (v) approve any transaction involving a merger, acquisition, reorganization, sale of assets, or recapitalization in which the Corporation is not the surviving entity or in which there is a change in control of the Corporation or (vi) any other action reserved for approval by the stockholders pursuant to law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of the greater of (x) a majority of the number of directors fixed by the Bylaws or (y) that number of directors which collectively own beneficially two-thirds of the Common Stock of the Corporation, whenever in the judgment of the Board the best interests of the Corporation will be served thereby. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

                 SECTION 4.13. OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full board of directors, may appoint one or more committees of two or more directors each. Such committees may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate, except as prohibited by law. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law. Any member of a committee may be removed at any time by the Board of Directors. Members of any such committees shall receive such compensation as may be approved by the Board of Directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on a committee.

                 SECTION 4.14 RELATED PARTY TRANSACTIONS. All transactions between the Corporation or any subsidiary, on the one hand, and its stockholders, officers or directors (or relatives thereof, or corporations or other business organizations owned or controlled by, any such stockholder, officer or director), on the other hand, other than transactions in their capacity as stockholders, officers, directors or employees of the Corporation, shall require approval of five-sevenths (5/7) of the Board

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of Directors and shall be on terms no less favorable than those available at the same time from non-affiliated third parties.

                 SECTION 4.15 ISSUANCE OF COMMON STOCK. Without the prior approval in each instance of at least five-sevenths (5/7) of the Board of Directors, the Corporation shall not, and shall not cause or permit any subsidiary to, issue, sell or redeem any of its Common Stock or other equity securities (including any securities directly or indirectly convertible into or exchangeable with the Common Stock), and if such Common Stock or other securities are to be issued for consideration other than cash, the consideration paid must be pursuant to valuation tests reasonably satisfactory to at least five-sevenths (5/7) of the Board of Directors, except as otherwise permitted by the Certificate of Incorporation.

                 SECTION 4.16 CHANGE IN CORPORATE STRUCTURE; SALE OF ASSETS. Without the prior approval in each instance of at least five-sevenths (5/7) of the Board of Directors, the Corporation will not (and will not cause or permit any subsidiary to) (i) permit its Certificate of Incorporation or Bylaws to be amended; (ii) consolidate or merge with any other corporation (except that any subsidiary may merge into or consolidate with the Corporation or another subsidiary of the Corporation); or (iii) sell, lease or otherwise dispose of all or substantially all of its properties and assets, other than in the ordinary course of business consistent with past practice.

                 SECTION 4.17 INDEBTEDNESS. Without the prior approval in each instance of at least five-sevenths (5/7ths) of the members of the Board of Directors of the Corporation, the Corporation shall not (and shall not cause or permit any Subsidiary to) directly or indirectly create, incur, assume, guarantee or be or remain liable with respect to any indebtedness or liabilities, except for:

                             (I) indebtedness for borrowed money from the
                         Corporation's senior lenders;

                             (II) accounts payable and similar liabilities,
                         deferred taxes, and leases of real or personal property, in each case incurred in the ordinary course of business of the Corporation and subsidiaries;

                             (III) purchase money indebtedness incurred in
                         connection with the capital expenditures permitted in connection with the following: (i) any single capital expenditure not in excess of $500,000, or capital expenditures which for the Corporation and all subsidiaries does not exceed $1,000,000 in the aggregate during any fiscal year; or (ii) any interest in real estate or contract for the construction or renovation of any capital improvements to real estate, in the case of any single project having an aggregate cost not exceeding $1,500,000. For purposes hereof, capital expenditures shall include acquisitions pursuant to capitalized leases.

                 SECTION 4.18 ACQUISITIONS. All acquisitions following the closing by the Corporation or any subsidiary of any hospital, medical building or complex or any similar medical facility will require the approval of five-sevenths (5/7ths) of the members of the Board of Directors of the Corporation.

                                    ARTICLE V

                                    OFFICERS

                 SECTION 5.1. NUMBER. The officers of the Corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except those of president, treasurer and secretary.

                 SECTION 5.2. ELECTION; TERM; QUALIFICATION. Officers shall be chosen by the Board of Directors annually at the meeting of the Board of Directors following the annual stockholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

                 SECTION 5.3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby; but, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

                 SECTION 5.4. VACANCIES. Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting.

                 SECTION 5.5. DUTIES. The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

                 SECTION 5.6. THE PRESIDENT. The president shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject however, to the control of the Board of Directors. He shall at each annual meeting, and from time to time, report to the stockholders and to the Board of Directors all matters within his knowledge which, in his opinion, the interest of the Corporation may require to be brought to the notice of such persons. He may sign, with the secretary or an assistant secretary, any or all certificates of stock of the Corporation. He shall preside at all meetings of the stockholders, shall sign and execute in the name of the Corporation (i) all contracts or other instruments authorized by the Board of Directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

                 SECTION 5.7. THE VICE PRESIDENTS. At the request of the president, or in his absence or disability, the vice presidents, in the order of their election, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Corporation.

                 SECTION 5.8. SECRETARY. The secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the Board of Directors or the president from time to time may assign to or confer on him.

                 SECTION 5.9. TREASURER. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

                 SECTION 5.10. ASSISTANT OFFICERS. Any assistant secretary or assistant treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

                 SECTION 5.11. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

                 SECTION 5.12. BONDS OF OFFICERS. The Board of Directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

                 SECTION 5.13. DELEGATION. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

                                   ARTICLE VI

                                  MISCELLANEOUS

                 SECTION 6.1. DIVIDENDS. Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporation's own shares, but only out of the surplus of the Corporation, except as otherwise allowed by law.

         Subject to limitations upon the authority of the Board of Directors imposed by law or by the Certificate of Incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

                 SECTION 6.2. CONTRACTS. The president shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors or the President may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

                 SECTION 6.3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

                 SECTION 6.4. DEPOSITORIES. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

                 SECTION 6.5. ENDORSEMENT OF STOCK CERTIFICATES. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation's own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

                 SECTION 6.6. CORPORATE SEAL. The corporate seal, if any, shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

                 SECTION 6.7. FISCAL YEAR. The fiscal year of the Corporation shall begin and end on such dates as the Board of Directors at any time shall determine.

                 SECTION 6.8. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                 SECTION 6.9. RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                 SECTION 6.10. MEETINGS BY TELEPHONE. Subject to the provisions required or permitted by these Bylaws or the laws of the State of Delaware for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold any meeting required or permitted under these Bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                 SECTION 6.11. CONFLICT WITH CERTIFICATE OF INCORPORATION. Any provision in these Bylaws to the contrary notwithstanding, should any Bylaw conflict with any provision in the Certificate of Incorporation of the Corporation, as amended, including without limitation any such provision governing a change of control of the Corporation's Board of Directors upon the occurrence of certain events specified therein, then such provision of said Certificate of Incorporation, as amended, shall be controlling, and the remainder of these Bylaws shall be construed so as to comply with said Certificate of Incorporation.

                                   ARTICLE VII

                                   INDEMNITIES

                 SECTION 7.1. DEFINITIONS. In this Article:

          (a) "Indemnitee" means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

          (b) "Official Capacity" means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                 SECTION 7.2. INDEMNIFICATION. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding to which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 7.1(a), if it is determined in accordance with Section 7.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event a determination is made that a person is entitled to indemnification pursuant to this Section 7.2 in connection with a Proceeding brought by or on behalf of the Corporation, such indemnification shall be limited to the reasonable expenses (including court costs and attorneys' fees) actually incurred by the Indemnitee in connection with the Proceeding. No indemnification shall be made under this Section 7.2 in respect of any judgment, penalty, fine or amount paid in settlement in connection with any Proceeding in which such Indemnitee shall have been found liable to the Corporation. If a director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, then indemnification can be made only if the indemnification (x) is limited to reasonable expenses and (y) shall not be made if the director is found liable for willful or intentional misconduct in performing his duties to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 7.2.

                 SECTION 7.3. SUCCESSFUL DEFENSE. Without limitation of Section
7.2 and in addition to the indemnification provided for in Section 7.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 7.1(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

                 SECTION 7.4. DETERMINATIONS. Any indemnification under Section
7.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of the directors who are not parties or respondents in the Proceeding, even though less than a quorum; (b) by special legal counsel selected by the Board of Directors by vote as set forth in clause (a) of this
Section 7.4 or, if all of the Directors are named defendants or respondents in the Proceeding by a majority vote of all of the Directors; or (c) by the stockholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause
(b) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 7.4 that the Director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

                 SECTION 7.5. ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding upon receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

                 SECTION 7.6. EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                 SECTION 7.7. OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Certificate of Incorporation, any law, agreement or vote of stockholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee or under any self-insurance arrangement allowed by law, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

                 SECTION 7.8. NOTICE. Any indemnification of or advance of expenses to a present or former Director of the Corporation in accordance with this Article shall be reported in writing to the stockholders of the Corporation with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

                 SECTION 7.9. CONSTRUCTION. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Section 145 of the Delaware General Corporation Law, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and to provide the fullest possible rights and privileges accorded thereby, and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

                 SECTION 7.10. CONTINUING OFFER, RELIANCE, ETC. The provisions of this Article (i) are for the benefit of, and may be enforced by, each Director and officer of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Director or officer and (ii) constitute a continuing offer to all present and future Directors and officers of the Corporation. The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each present and future Director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in Section 7.1(a) of this Article, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such Directors and officers and (iii) acknowledges and agrees that no present or future Director or officer of the Corporation shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

                 SECTION 7.11. EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Director or officer, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                  ARTICLE VIII

                                   AMENDMENTS

                 SECTION 8.1. AMENDMENTS. These Bylaws, subject to Article 4, may be altered, amended or repealed, or new bylaws may be adopted, by the Directors at any duly held meeting or by the holders of a majority of the shares represented at any duly held meeting of stockholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

[Including all amendments through and including May 25, 1995.]



                                        ---------------------------------------
                                        James G. VanDevender, Secretary